Better Choice Company Reports Second Quarter 2021 Financial Results
NEW YORK, NY, August 12, 2021 -- Better Choice Company Inc. (NYSE: BTTR) (the “Company” or “Better Choice”), an animal health and wellness company, today reported its financial results for the second quarter ended June 30, 2021.
“We are pleased to share our second quarter 2021 results with the investor community. Our performance in the second quarter of 2021 continued the momentum from our strong Q1 results, as we delivered 11% quarter-over-quarter net revenue growth driven by our international channel. We continue to make meaningful progress on our medium and longer-term strategic initiatives, and remain well positioned with the anticipation of our expanded Halo brand launch in the pet specialty channel in 2022,” said Scott Lerner, CEO of Better Choice.
“We believe we have created a strong foundation for growth through our diverse omni-channel approach. This strategy allows us to market products purpose-built for success in specific channels while simultaneously building our brand across all channels,” continued Mr. Lerner. “Further, like many of our peers in the pet food industry, we believe we are successfully navigating the challenges of operating in an inflationary environment, and I strongly believe that our multi-channel strategy provides a competitive advantage in this regard. With a line of high-quality brands poised for growth and led by a team of industry veterans, I continue to have a high degree of confidence we'll achieve our mission to become the most innovative premium pet food company in the world.”
Second Quarter 2021 and Subsequent Operational Updates
•Successfully completed an uplist to the NYSE American Exchange, raising $40m of gross proceeds at ~3x 2020 net sales and automatically converting $23m of debt into common equity upon listing.
•Significant incremental investment in innovation and developing a three-year pipeline of new offerings to drive organic growth.
•Generated $5.2m of online net sales in Q2 2021, with ~51% of online purchases made via recurring subscription.
•Realized $4.1m International Sales in Q2, representing 72% quarter-over-quarter growth.
•Continued to navigate the COVID-19 pandemic while minimizing cash burn and establishing a strong base for growth in our core channels: E-Commerce, direct-to-consumer ("DTC"), Brick & Mortar and International.
•In July, secured an agreement with Pet Supplies Plus, the third largest pet specialty retailer in the United States, to launch Halo Elevate nationally in 2022.
Financial Results for the Second Quarter and Year-to-Date 2021
•Second Quarter 2021 Gross Sales of $13.1m
•Year-to-date 2021 Gross Sales of $26.5m
•Second Quarter 2021 Net Sales of $11.0m
•Year-to-date 2021 Net Sales of $21.8m
•Second Quarter 2021 Loss from Operations of $3.2m
•Year-to-date 2021 Loss from Operations of $8.3m
•Second Quarter 2021 Net income available to common stockholders of $24.8m
•Year-to-date 2021 Net income available to common stockholders of $11.9m
•Second Quarter 2021 Adjusted EBITDA of $(1.8)m
•Year-to-date 2021 Adjusted EBITDA of $(2.8)m

Conference Call and Webcast Information
The Company will host a conference call and audio webcast at 8:30 a.m. (Eastern Time) to answer questions about the Company's operational and financial highlights for the second quarter of 2021.

Event:	Better Choice Second Quarter 2021 Earnings Call
Date:	Thursday, August 12, 2021
Time:	8:30 a.m. Eastern Time
Live Call:	+1-855-327-6837 (U.S. Toll-Free) or +1-631-891-4304 (International)
Webcast:	http://public.viavid.com/index.php?id=145923
For interested individuals unable to join the conference call, a dial-in replay of the call will be available until August 26, 2021 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 10015865.
Better Choice Company Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)
(Dollars in thousands, except share and per share amounts)

	Six Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020
Net sales	$21,819	$22,167	$10,989	$9,941
Cost of goods sold	13,645	13,886	7,089	5,817
Gross profit	8,174	8,281	3,900	4,124
Operating expenses:
General and administrative	8,081	19,551	3,530	11,551
Sales and marketing	5,571	4,258	3,235	2,053
Share-based compensation	2,857	5,504	332	3,020
Total operating expenses	16,509	29,313	7,097	16,624
Loss from operations	(8,335)	(21,032)	(3,197)	(12,500)
Other expense (income):
Interest expense	3,069	4,731	2,234	2,430
Gain on extinguishment of debt, net	(457)	—	(851)	—
Change in fair value of warrant liabilities	(22,873)	2,095	(29,356)	3,474
Total other (income) expense, net	(20,261)	6,826	(27,973)	5,904
Net and comprehensive income (loss)	11,926	(27,858)	24,776	(18,404)
Preferred dividends	—	68	—	34
Net and comprehensive income (loss) available to common stockholders	$11,926	$(27,926)	$24,776	$(18,438)

Weighted average number of shares outstanding, basic	10,361,462	8,122,176	11,126,909	8,156,618
Weighted average number of shares outstanding, diluted	20,498,829	8,122,176	21,389,413	8,156,618
Earnings (loss) per share, basic	$1.11	$(3.44)	$2.23	$(2.26)
Earnings (loss) per share, diluted	$0.56	$(3.44)	$1.19	$(2.26)

Non-GAAP Measures
Better Choice Company defines Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net and comprehensive income (loss): depreciation and amortization, interest expense, share-based compensation, warrant expense and dividends, loss on disposal of assets, change in fair value of warrant derivative liability, gain or loss on extinguishment of debt, acquisition related expenses, purchase accounting adjustments, equity and debt offering expenses and other non-recurring expenses.
The Company presents Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.
Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss, gross margin, and our other GAAP results.

The following table presents a reconciliation of net and comprehensive income (loss), the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated:

Better Choice Company Inc.
Reconciliation of Net and Comprehensive Income (Loss) to EBITDA and Adjusted EBITDA
(Dollars in thousands)

	Six Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020
Net and comprehensive income (loss) available to common stockholders	$11,926	$(27,926)	$24,776	$(18,438)
Depreciation and amortization	824	866	413	409
Interest expense	3,069	4,731	2,234	2,430
EBITDA	15,819	(22,329)	27,423	(15,599)
Non-cash share-based compensation, warrant expense and dividends (a)	2,903	15,557	313	10,444
Loss on disposal of assets	265	—	210	—
Non-cash change in fair value of warrant liability and warrant derivative liability	(22,873)	2,095	(29,356)	3,474
Gain on extinguishment of debt, net (b)	(457)	—	(851)	—
Acquisition related expenses/(income) (c)	—	1,293	—	616
Non-cash effect of purchase accounting and inventory write-off on cost of goods sold (d)	—	894	—	—
Offering relating expenses (e)	210	649	14	334
Non-recurring and other expenses (f)	1,305	1,312	449	215
Adjusted EBITDA	$(2,828)	$(529)	$(1,798)	$(516)
(a) Reflects non-cash expenses related to equity compensation awards three and six months ended June 30, 2021 and 2020. The six months ended June 30, 2021 additionally includes non-cash expenses related to stock purchase warrants issues for third-party services provided. The three and six months ended June 30, 2020 includes non-cash dividends and stock purchase warrants associated with a contract that was subsequently terminated and stock purchase warrants issued in connection with convertible notes. Share-based compensation is an important part of the Company's compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.
(b) Reflects gain on extinguishment of debt resulting from the full forgiveness of $0.9m in PPP loans for the three months ended June 30, 2021. The six months ended June 30, 2021 additionally includes a loss of $0.4m related to the extinguishment of our former term loan and ABL facility.
(c) Reflects costs incurred related to acquisition and integration activities that will not recur and operating expenses that will not recur due to acquisition related synergies.
(d) Reflects non-cash expense recognized in cost of goods sold related to the step-up of inventory required under the accounting rules for business combinations.
(e) Reflects administrative costs associated with the registration of common shares and other debt and equity financing transactions.
(f) Reflects non-cash third party share-based compensation of $0.3 million and non-recurring consulting costs of $0.2 million for the three months ended June 30, 2021. The six months ended June 30, 2021 additionally includes non-recurring severance costs of $0.7 million, non-cash third party share-based compensation of $0.3 million, non-recurring consulting costs of $0.2 million and director costs of $0.1 million, partially offset by a $0.5 million reduction to sales tax liability. Reflects $1.0 million non-recurring contract termination costs for the three months ended June 30, 2020 and $0.1 million and $0.2 million of non-recurring costs for the three and six months ended June 30, 2020, respectively, related to a warehouse facility that was outsourced to a third party logistics facility in Q4 2020.

Better Choice Company Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$2,484	$3,926
Restricted cash	63	63
Accounts receivable, net	5,189	4,631
Inventories, net	5,201	4,869
Deferred IPO costs	882	—
Prepaid expenses and other current assets	4,040	4,074
Total Current Assets	17,859	17,563
Property and equipment, net	149	252
Right-of-use assets, operating leases	94	345
Intangible assets, net	12,350	13,115
Goodwill	18,614	18,614
Other assets	114	1,364
Total Assets	$49,180	$51,253
Liabilities & Stockholders’ Equity (Deficit)
Current Liabilities
Term loans, net	$704	$7,826
Line of credit	222	—
PPP loans	—	190
Accrued and other liabilities	2,231	3,400
Accounts payable	4,758	3,137
Operating lease liability	56	173
Warrant liability	16,977	39,850
Total Current Liabilities	24,948	54,576
Non-current Liabilities
Notes payable, net	—	18,910
Term loans, net	4,999	—
Lines of credit, net	4,935	5,023
PPP loans	—	662
Operating lease liability	38	184
Total Non-current Liabilities	9,972	24,779
Total Liabilities	34,920	79,355
Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 200,000,000 shares authorized, 15,821,559 and 8,651,400 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	16	9
Series F Preferred Stock, $0.001 par value, 30,000 shares authorized, 17,294 shares and 21,754 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	263,361	232,530
Accumulated deficit	(249,117)	(260,641)
Total Stockholders’ Equity (Deficit)	14,260	(28,102)
Total Liabilities and Stockholders’ Equity (Deficit)	$49,180	$51,253

The following unaudited pro forma condensed consolidated balance sheet data is presented as if the IPO closed on June 30, 2021, by applying adjustments to the Company’s condensed consolidated balance sheet. It reflects (1) the issuance of 8,000,000 shares of common stock for estimated net proceeds of $36.2 million (of which $0.9 million of offering costs were already included in the June 30, 2021 current asset balance), (2) the conversion of all Series F convertible preferred stock into an aggregate of 5,764,533 shares of common stock and (3) the reclassification of the Series F Warrant liability to equity:

	Actual	Pro Forma Adjustments	Pro Forma
	June 30, 2021		June 30, 2021
Assets
Total Current Assets	$17,859	$36,168	$54,027
Total Non-Current assets	31,321	—	31,321
Total Assets	$49,180	$36,168	$85,348
Liabilities & Stockholders’ Equity (Deficit)
Total Liabilities	$34,920	$(16,977)	$17,943
Common Stock	16	14	30
Series F Preferred Stock	—	—	—
Additional paid-in capital	263,361	53,131	316,492
Accumulated deficit	(249,117)	—	(249,117)
Total Stockholders’ Equity (Deficit)	14,260	53,145	67,405
Total Liabilities and Stockholders’ Equity (Deficit)	$49,180	$36,168	$85,348

About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing animal health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to animal health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted animal health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Scott Lerner, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com